UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2026

AMCOR PLC

(Exact name of registrant as specified in its charter)

Jersey	001-38932	98-1455367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

83 Tower Road North
Warmley, Bristol
United Kingdom	BS30 8XP
(Address of principal executive offices)	(Zip Code)

+44 117 9753200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.05 per share	AMCR	New York Stock Exchange
1.125% Guaranteed Senior Notes Due 2027	AUKF/27	New York Stock Exchange
5.450% Guaranteed Senior Notes Due 2029	AMCR/29	New York Stock Exchange
3.200% Guaranteed Senior Notes Due 2029	AUKF/29	New York Stock Exchange
3.950% Guaranteed Senior Notes Due 2032	AMCR/32	New York Stock Exchange
3.750% Guaranteed Senior Notes Due 2033	AUKF/33	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

On August 11, 2026, the Board of Directors (the “Board”) of Amcor plc (the “Company”), upon recommendation of the Audit Committee (the “Committee”) of the Board, (i) accepted notice of the resignation of PricewaterhouseCoopers AG, Switzerland (“PwC Switzerland”) as the Company’s independent registered public accounting firm and (ii) appointed PricewaterhouseCoopers LLP, United States (“PwC US”) as the Company’s independent registered public accounting firm beginning with its transition fiscal year ending December 31, 2026, including performing reviews of the interim period ending September 30, 2026. Both the resignation by PwC Switzerland and the appointment of PwC US are effective on August 14, 2026 following the filing that day of the Company’s Annual Report on Form 10-K for its fiscal year ended June 30, 2026, though PwC Switzerland will continue to support residual statutory filings relating to the Company’s fiscal year ending June 30, 2026.

The Committee requested the resignation of PwC Switzerland, which had served as the Company’s independent registered public accounting firm since 2019, and appoint PwC US due to the Company’s status as a US domestic reporting company and the Company’s increasing presence and operations in the United States.

The reports of PwC Switzerland on the Company’s consolidated financial statements for the fiscal years ended June 30, 2026 and 2025 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the fiscal years ended June 30, 2026 and 2025, (i) there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-X and the instructions relating thereto with PwC Switzerland on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to PwC Switzerland’s satisfaction, would have caused PwC Switzerland to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements for the fiscal years ended June 30, 2026 and 2025, and (ii) there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided PwC Switzerland with a copy of the disclosures contained in this Current Report on Form 8-K prior to the time this Current Report on Form 8-K was filed with the Securities and Exchange Commission (the “SEC”) and requested that PwC Switzerland provide the Company with a letter addressed to the SEC stating whether PwC Switzerland agrees with the statements made by the Company herein. A copy of PwC Switzerland’s letter, dated August 11, 2026, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended June 30, 2026 and 2025, neither the Company nor anyone on its behalf consulted PwC US regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided by PwC US to the Company that PwC US concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the instructions relating thereto) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) relating to the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index

Exhibit No.	Description
16.1	Letter from PricewaterhouseCoopers AG, Switzerland to the Securities and Exchange Commission, dated August 11, 2026.
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCOR PLC

Date	August 14, 2026	/s/ Damien Clayton
		Name:	Damien Clayton
		Title:	Company Secretary